CONSENT OF Ernst & Young LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                    FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class Y and Class R Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class Y and Class R Statement of Additional Information and to the incorporation by reference or our report, dated January 7, 2005, on the financial statements and financial highlights of Pioneer International Value Fund included in the Annual Report to Shareowners for the year ended November 30, 2004 as filed with the Securities and Exchange Commission on January 28, 2005, included in Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A No. 33-53746) of Pioneer International Value Fund.

                                             /s/ ERNST & YOUNG LLP


Boston, Massachusetts
March 22, 2005